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                                                                    EXHIBIT 3.8

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                   ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

         The undersigned represents that it has formed a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Act") and that the undersigned has executed this Certificate in compliance with the requirements of the Act. The undersigned further states:

          1. The name of the limited partnership is ALLIANCE RESOURCE OPERATING PARTNERS, L.P. (the "Partnership").

          2. The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section 17-104 of the Act at such address are as follows:


               Name and Address
               of Registered Agent                  Address of Registered Office
               -------------------                  ----------------------------

               The Corporation Trust Company        1209 Orange Street
               1209 Orange Street                   Wilmington, DE 19801
               Wilmington, Delaware 19801

         3. The name and business address of the General Partner is as follows:


               General Partner                      Address
               ---------------                      -------

               Alliance Resource GP, LLC            1717 South Boulder Avenue
                                                    Tulsa, Oklahoma 74119

         WHEREFORE, the undersigned has executed this Certificate as of the ____ day of June, 1999.


                                            ALLIANCE RESOURCE GP, LLC
                                            as General Partner


                                            By: /s/ THOMAS L. PEARSON
                                               ---------------------------------
                                            Name:  Thomas L. Pearson
                                            Title: Senior Vice President -- Law
                                                     and Administration, General
                                                     Counsel and Secretary